SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


( )  Filed by the Registrant
( )  Filed by a Party other than the Registrant

Check the appropriate box:

( )  Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( ) Soliciting Material Pursuant to (section mark)240.14a-11(c) or (section mark)240.14a-12



                       ENVIRONMENTAL ELEMENTS CORPORATION
                (Name of Registrant as Specified In Its Charter)


                        CLEO P. BRAVER, GENERAL COUNSEL
      (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
( )  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                                                                   ENVIRONMENTAL
                                                                        ELEMENTS
                                                                     CORPORATION


                                   NOTICE OF
                              1996 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT



                                   IMPORTANT:
PLEASE MARK, SIGN, AND DATE YOUR PROXY CARD AND PROMPTLY
RETURN IT IN THE ENCLOSED ENVELOPE.

ENVIRONMENTAL
     ELEMENTS
  CORPORATION
                                                 June 21, 1996




     TO OUR STOCKHOLDERS:

     You are cordially invited to attend this year's Annual Meeting of Stockholders, to be held Friday, August 2, 1996 at 9 a.m., at the Environmental Elements Corporation headquarters in Baltimore, Maryland. Holders of Common Stock will elect one director for a three-year term and vote on the selection of auditors.

     In order to ensure maximum stockholder representation, I urge each of you, whether or not you expect to attend the meeting in person, to sign your proxy and return it promptly in the enclosed envelope.



                                                 Sincerely yours,



                                                 /s/ E. H. Verdery
                                                 E. H. Verdery
                                                 President and
                                                 Chief Executive Officer

                       ENVIRONMENTAL ELEMENTS CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, AUGUST 2, 1996


To the Stockholders of Environmental Elements Corporation:

         Notice is hereby given that the 1996 Annual Meeting of Stockholders of Environmental Elements Corporation, a Delaware corporation (the "Company"), will be held at 9:00 a.m. (Eastern Daylight Time) on Friday, August 2, 1996 at the offices of the Company, 3700 Koppers Street, Baltimore, Maryland 21227, for the following purposes:


         1. To elect one director for a three-year term and until his successor is duly elected and qualified.

         2. To vote upon a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company's 1997 fiscal year.

         3. To transact such other business as may properly come before the meeting.



         The Board of Directors has fixed the close of business on June 3, 1996, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

         To assure representation of your shares, you are requested, whether or not you plan to be present at the meeting, to complete, date, sign and return the accompanying proxy in the enclosed postage prepaid envelope.

         If your shares are held of record by a broker, bank, or other nominee and you wish to vote your shares at the meeting, you must obtain and bring to the meeting appropriate authorization from the broker, bank, or other nominee authorizing you as beneficial owner to vote the shares directly.

                                              By Order of the Board of Directors


                                              /s/ John C. Nichols
                                              John C. Nichols
                                              Secretary


Baltimore, Maryland
June 21, 1996

                                 ENVIRONMENTAL
                                      ELEMENTS
                                   CORPORATION

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS



   The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Environmental Elements Corporation (the "Company"). All proxies in the accompanying form, which are properly executed and duly returned, will be voted in accordance with the instructions at the Annual Meeting of Stockholders to be held on Friday, August 2, 1996 at 9:00 a.m., at the principal offices of the Company, 3700 Koppers Street, Baltimore, Maryland, 21227, for the purposes set forth in the accompanying Notice of Meeting.

   This proxy statement and the enclosed form of proxy will be mailed to stockholders on or about June 21, 1996.


                       VOTING AND SOLICITATION OF PROXIES

   Only holders of record of the Company's Common Stock at the close of business on June 3, 1996 will be entitled to notice of and to vote at the meeting. On that date there were issued and outstanding 6,902,322 shares of Common Stock, excluding shares held in the corporate treasury. Each outstanding share of Common Stock is entitled to one vote on all matters to come before the meeting.

   The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, officers, directors and regular employees of the Company may solicit proxies personally or by telephone or telegraph. The Company also
intends  to  reimburse  brokerage  firms,  banks,   custodians,   nominees,  and
fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

   The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. A plurality of the total votes cast in person or by proxy at the meeting is required for the election of a director. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. Abstentions and broker non-votes will not count as votes for or against a nominee for director. The affirmative vote of a majority of shares entitled to vote and represented in person or by proxy at the meeting is required for approval of the appointment of independent public accountants. Abstentions and broker non-votes have the effect of votes against such appointment. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

   It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking such proxy or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                                     ITEM 1
                              ELECTION OF DIRECTORS

   The membership of the Company's Board of Directors is classified into three classes. Each year the directors in one class are elected to serve for a term of three years. The two directors serving in Class III, F. Bradford Smith and Raymond A. Mason, were last elected at the Company's 1993 Annual Meeting and have terms expiring at the 1996 Annual Meeting.

   Mr. Mason, a director since 1983, has chosen to not stand for re-election. The Board of Directors has not, at this time, identified a nominee to fill the vacancy created by Mr. Mason's decision. If and at such time as the Board identifies a prospective director, it will appoint that person as a Class III director for a term expiring at the 1999 Annual Meeting.

   In the absence of instructions to the contrary, the shares represented by properly executed proxies will be voted in favor of the election of Mr. Smith, who is recommended by the Board of Directors and has consented to be named and to serve if re-elected. The director elected will hold office until the Annual Meeting in 1999, or until his respective successor is duly elected and qualify. If the nominee is unable to serve, an event which management does not anticipate, the proxies reserve the right to vote for a substitute nominee determined by them.

   Certain information regarding the nominee for election as a director at this year's Annual Meeting is set forth below.

                                   PRINCIPAL OCCUPATION                                DIRECTOR
NAME                            DURING THE PAST FIVE YEARS                               SINCE           AGE
F. Bradford  Smith     Chairman of the Board since October 1, 1995 and, since             1983            54
                       March 29, 1996, Chief Financial  Officer;  Chief
                       Executive Officer of the Company from 1990 through
                       October 1, 1995; President of the Company from 1988
                       through October 1, 1995; and Chief Financial  Officer of
                       the Company from 1983 through  October, 1990.


                         DIRECTORS CONTINUING IN OFFICE

   Certain information regarding members of the Board of Directors who are not standing for election at this year's Annual Meeting is set forth below.


                                                                                                     CLASS AND
                                                                                                      YEAR IN
                                   PRINCIPAL OCCUPATION                                DIRECTOR      WHICH TERM
NAME                            DURING THE PAST FIVE YEARS                               SINCE       WILL EXPIRE    AGE
Edward H. Verdery      President  and Chief  Executive  Officer of the Company           1995          I  1997       50
                       since October 1, 1995; Chief Operating Officer and
                       Executive Vice President of the Com pany from 1993
                       through  October 1, 1995;  President of Asea Brown
                       Boveri's (ABB) Power  Plant  Control  Division  from
                       1991  through  1992, President  and Vice President of
                       several  divisions of Combustion  Engineering and ABB
                       from 1981 to 1991.

John C. Nichols        Senior Vice President and Secretary of the Company since          1983          I  1997       65
                       1983; General Counsel of the Company from 1989 through
                       March, 1994; President and Chief Executive Officer of
                       Environmental Elements Service Corporation, a subsidiary
                       of the Company, from December, 1992 through June, 1994.

(Listing continued on next page)            -2-


                                                                                                     CLASS AND
                                                                                                      YEAR IN
                                   PRINCIPAL OCCUPATION                                DIRECTOR      WHICH TERM
NAME                            DURING THE PAST FIVE YEARS                               SINCE       WILL EXPIRE    AGE
Fred Hittman           President and Chief Executive Officer of Hittman                  1983          I  1997       67
                       Materials & Medical Components,  Inc.,  a  supplier  of
                       hermetic  seals  and  other  components  to manufacturers
                       of cardiac pacemakers and other medical implantables.

Richard E. Hug         Chairman Emeritus since October 1, 1995; Chairman of the          1983         II  1998       61
                       Board of the Company from 1988 through  October 1, 1995;
                       President  and Chief Executive Officer of the Company
                       from 1983 through, respectively, 1988 and 1990.

Russell R. Jones       Retired; formerly General Manager of Bethlehem Steel              1983         II  1998       72
                       Company Sparrows Point plant in Baltimore, Maryland.


              Certain Information Regarding the Board of Directors
                          and Committees of the Board

   During the fiscal year ended March 31, 1996, the Board of Directors met nine times. Each Director attended 85% or more of the combined number of meetings of the Board of Directors and of any committees of the Board on which such Director served.

   The Board of Directors has an Audit Committee and a Compensation Committee. Two meetings of the Audit Committee and five meetings of the Compensation Committee were held during the 1996 fiscal year.

   The Audit Committee consists of Messrs. Hittman, Jones, and Mason. The Audit Committee is charged with reviewing and examining reports of management and of the Company's independent public accountants; evaluating internal accounting controls, audit results and financial reporting procedures; recommending the engagement and continuation of engagement of the Company's independent public accountants; and meeting with, reviewing and considering recommendations of the independent public accountants.

   The  Compensation  Committee  consists of Messrs.  Hittman,  Hug, Jones,  and
Mason. The Compensation Committee reviews the performance of the principal officers of the Company; annually reviews and recommends to the Board of Directors the level of salaries and other compensation for such officers; periodically reviews the main elements of the Company's incentive compensation and employee benefit programs; and grants to eligible employees options to purchase Common Stock of the Company in accordance with the terms of the Environmental Elements Corporation Employee Stock Option Plan and interprets and administers the Stock Option Plan.

   The Company does not have a Nominating Committee.

   Directors who are employees of the Company receive no additional compensation for services as a director. Directors not so employed (Messrs. Hittman, Hug, Jones, and Mason) receive an annual retainer of $2,000 and fees of $500 for each Board meeting attended, with no additional compensation for committee meetings attended.

                               SECURITY OWNERSHIP

     The following table sets forth information, as of June 3, 1996 as to the beneficial ownership of Common Stock of the Company (including shares which may be acquired within sixty days of June 3, 1996 pursuant to stock options) of each director of the Company, the executive officers appearing in the Summary Compensation Table, all directors and executive officers as a group, and all persons or entities known to the Company to own five percent of the Company's Common Stock.

                                         SHARES OF COMMON STOCK    PERCENTAGE
NAME OF OWNER                             BENEFICIALLY OWNED(1)    OF CLASS
F. Bradford Smith                             1,145,105(2)          16.6%

Richard E. Hug                                  871,996             12.6%

State of Wisconsin Investment Board             598,200(3)           8.7%
P.O. Box 7842
Madison, Wisconsin  53707

Dimensional Fund Advisors, Inc.                 374,000(4)           5.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Raymond A. Mason                                203,800              3.0%

Fred Hittman                                    153,200              2.2%

John C. Nichols                                 145,009              2.1%

Edward H. Verdery                                57,200(5)            *

Russell R. Jones                                 12,500(6)            *

All directors and executive officers as a     2,588,810(7)          37.5%
group (7 persons)

(1) Unless otherwise indicated, the address of all directors and executive officers is 3700 Koppers Street, Baltimore, Maryland 21227. Unless otherwise indicated, all shares are held with sole voting and sole investment power. The figures for Messrs. Nichols, Smith and Verdery exclude 13,070, 2,790, and 1,687, shares, respectively, held for their accounts under the Company's 401(k) Retirement Savings Plan as of March 31, 1996.

(2) Includes 95,667 shares held by a trust of which Mr. Smith is co-trustee and beneficiary. Includes 175,000 shares, as to which the officer has sole voting power, by irrevocable proxy with respect to 100,000 shares and revocable proxy with respect to 75,000 shares and as to which the officer disclaims beneficial ownership.

(3) State of Wisconsin Investment Board reported on an amended Schedule 13G filed on February 2, 1996, that it has sole voting power and sole dispositive power with respect to 598,200 shares.

(4) Dimensional Fund Advisors, Inc. reported on an amended Schedule 13G filed on February 7, 1996, that it has sole dispositive power with respect to 374,000 shares and sole voting power with respect to 296,400 shares. Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 374,000 shares of Environmental Elements Corporation stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc., serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(Notes continued on next page)

(5) Consists of options to purchase 57,200 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 3, 1996.

(6) Includes 11,500 shares of Common Stock held by the estate of Margery C. Jones for which Mr. Jones serves as trustee.

(7) Excludes 17,547 shares represented by vested interests under the Company's 401(k) Retirement Savings Plan. Includes the 257,667 shares described in footnote 2 and 57,200 shares described in footnote 5.

* Holdings represent less than 1% of the stock outstanding.



   Pursuant to a restrictive stock agreement between the Company and Messrs. Hug, Smith, and Mason and Legg Mason, Inc., a party who receives an offer to purchase any shares of Common Stock which the party intends to accept must offer such shares to the Company at the same price and on the same terms offered by the prospective buyer. If the Company or an assignee of the Company exercises this right to purchase, it must purchase all, but not less than all, of the shares proposed to be sold. If the Company (or its assignee) does not exercise the purchase right, the stockholder may transfer his or its shares pursuant to the offer. The agreement contains exceptions to the transfer restrictions for gifts to family members or affiliated parties and sales made in accordance with Rule 144 under the Securities Act of 1933.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

   The following table sets forth all compensation paid or allocated for services rendered in all capacities during the fiscal years ended March 31, 1996, 1995, and 1994 to the Company's Chief Executive Officer, and to the executive officers of the Company.


                                                   SUMMARY COMPENSATION TABLE
                                                                                LONG TERM
                                                                                   COMP.
                                           ANNUAL COMPENSATION                    AWARDS

          NAME AND                                                                OPTIONS     ALL OTHER
      PRINCIPAL POSITION              YEAR       SALARY(1)    BONUS(2)   OTHER      (#)      COMPENSATION(3)
F. Bradford Smith(4)                  1996       $216,125          $0        $0         0        $2963
Chairman                              1995       $230,100          $0        $0         0        $2784
   and Chief Financial Officer        1994       $230,100          $0        $0         0        $4428

Edward H. Verdery(5,6)                1996       $200,362          $0        $0    25,000        $2918
President and Chief Executive         1995       $195,000     $48,750        $0    25,000        $3496
   Officer                            1994       $ 92,500     $46,250   $30,877   100,000        $ --

John C. Nichols                       1996       $149,691          $0        $0         0        $2728
Senior Vice President and             1995       $141,900          $0        $0         0        $2548
   Secretary                          1994       $141,900          $0        $0         0        $2728

Thomas B. McCord(7,8)                 1996       $154,166          $0        $0     8,500        $2560
Former Chief Financial Officer        1995       $146,100     $30,000        $0    17,000        $2650
                                      1994       $146,000          $0        $0     7,000        $2845

(1) Includes amounts deferred under the Company's Retirement Savings Plan in connection with services rendered during the period.

(2) Pursuant to the terms of incentive bonus plans put into effect by the Compensation committee, no bonuses were paid in fiscal 1996 to any executive officer. In fiscal 1995 and 1994, pursuant to incentive plans then in effect, no executive officer was paid a bonus, with the exception of Mr. Verdery who received a bonus pursuant to an employment agreement described under the heading "Employment and Non-Competition Agreements," and Mr. McCord in connection with his efforts in effecting the sale of the Company's interest in a waste- water treatment facility.

(3) For Mr. Smith, consists of matching Company contributions made pursuant to the Company's Retirement Savings Plan of $2,282, $2,104, and $3,451, respectively, in fiscal 1996, 1995, and 1994, and payment of annual life insurance premiums of $681, $680, and $977, respectively, in fiscal 1996, 1995, and 1994. For Mr. Verdery, consists of matching Company contributions made pursuant to the Company's Retirement Savings Plan of $2,270 and $2,869, respectively, in fiscal 1996 and 1995; and payment of annual life insurance premiums of $648 and $627, respectively, in fiscal 1996 and 1995. For Mr. Nichols, consists of matching Company contributions made pursuant to the Company's Retirement Savings Plan of $2,244, $2,088, and $2,128, respectively, in fiscal 1996, 1995 and 1994; and payment of annual life insurance premiums of $484, $460, and $600, respectively, in 1996, 1995
and  1994.  For  Mr.  McCord,   consists  of  matching  Company contributions
made pursuant to the Company's Retirement Savings Plan of $2,064, $2,174, and $2,223, respectively, in fiscal 1996, 1995 and 1994; and payment of annual life insurance premiums of $496, $476, and $622, respectively, in 1996, 1995 and 1994. Retirement Savings Plan and life insurance benefits reflected for the individuals set forth in this table are available to all employees on the same terms under the terms of the Retirement Savings Plan and a single employee group life insurance policy.

(4) Mr. Smith served as President and Chief Executive Officer through October 1, 1995. From October 1, 1995 through the remainder of the fiscal year, Mr. Smith has served as Chairman of the Board of Directors. On March 29, 1996, Mr. Smith was appointed Chief Financial Officer, in addition to his duties as Chairman of the Board.

(5) Mr. Verdery served as Executive Vice President and Chief Operating Officer from October 1, 1993 through October 1, 1995, at which time he was appointed to the office of President and Chief Executive Officer. Fiscal 1994 salary reflects salary paid in connection with six (6) months of services rendered. "Other Annual Compensation" for fiscal 1994 consists of reimbursement for relocation expenses.

(6) Of the option to purchase 100,000 shares granted to Mr. Verdery in consideration of his commencement of employment as the Company's Chief Operating Officer in fiscal 1994, 37,200 shares are currently exercisable and an additional 18,600 shares become exercisable on each of October 1, 1996, 1997, and 1998, with full vesting occurring on January 1, 1999. Of the option to purchase 25,000 shares granted to Mr. Verdery in fiscal 1995, 10,000 shares are exercisable within 60 days of June 3, 1996, and an additional 5,000 shares become exercisable on each of July 29, 1997 and 1998. Of the option to purchase 25,000 shares granted to Mr. Verdery in fiscal 1996, 10,000 shares are exercisable within 60 days of June 3, 1996, and an additional 5,000 shares become exercisable on each of May 9, 1997, 1998, and 1999.

(7) Mr. McCord ceased serving in these positions and resigned employment with the Company on March 29, 1996.

(8) Of the options to purchase 17,000 shares granted to Mr. McCord during fiscal year 1995, 6,800 shares are exercisable within 60 days of

June 3, 1996, and of the option to purchase 8,500 shares granted to Mr. McCord during fiscal year 1996, 3,400 shares are exercisable within 60 days of June 3, 1996. To the extent not exercised on or before June 29, 1996, all of Mr. McCord's options expire.

   Employment and Non-Competition Agreements

   The Company and Mr. Verdery are parties to an employment agreement with an initial term expiring on March 31, 1997. Mr. Verdery's agreement provides that in the event of termination or non-renewal of his employment or a change in control, he is entitled to a predetermined severance package. Under the agreement, Mr. Verdery is bound to a non-competition covenant during the period of such severance payments. Additionally, in the event of a change in control, outstanding options to purchase shares of Common Stock under the Stock Option Plan become exercisable in accordance with the terms of stock option grants made to Mr. Verdery.

   The Company was a party to employment agreements with Messrs. Smith, McCord and Nichols which expired on March 31, 1996. Effective March 29, 1996 Mr. McCord resigned his employment with the Company, and Mr. Smith assumed the responsibilities of Chief Financial Officer. Since that date, Mr. Smith has continued to render services in his capacities as Chairman of the Board and Chief Financial Officer, and Mr. Nichols has continued to render services in his capacities as Secretary and Senior Vice President, each without an employment agreement.

   Retirement Plan

   The Company maintains a non-contributory Retirement Plan for Salaried Employees (the "Retirement Plan") which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and covers all salaried employees, including executive officers. The Retirement Plan provides for annual payments upon retirement at the normal retirement age (generally age 65). An employee's retirement payment is equal to the sum determined by adding together for each year of service (i) an amount equal to 1.5% of the participant's earnings for the year, plus (ii) 1% of the participant's earnings through December 31, 1988 in excess of the social security wage base, and .65% of the participant's earnings from and after January 1, 1989 in excess of his or her covered compensation. For purposes of calculating benefit amounts, "earnings" is defined as the total amount of remuneration paid or accrued for services rendered during each Plan year (but excluding forms of extraordinary service) and "covered compensation" is defined for any plan year as the average without indexing, of the social security wage base in effect for each calendar year during the prescribed period. Amounts payable are subject to deductions (i) to comply with any limitations imposed by the Code which may be applicable at the time of payment, and (ii) to integrate such amounts with any Social Security benefits to which the employee may be entitled at retirement. Benefits provided under the Retirement Plan are also subject to limitations set forth in Section 415 of the Code. In no event, however, may the retirement payment be less than $17.00 per month multiplied by the number of years (including fractional years) of credited service. The Retirement Plan also provides benefits for employees who are disabled, die, or terminate employment after specified years of credited service.

   Assuming that (1) the maximum compensation limitation for calendar year 1996 set forth in Section 415 of the Code remains the same; (2) the annual compensation for each individual named in the cash compensation table remains the same; (3) the covered compensation remains the same; (4) the current retirement plan formula remains the same; and (5) each individual named in the table continues to work until the normal retirement age of 65, and subject to other limitations set forth in Section 415 and 401 of the Code, the accrued annual benefit under the Retirement Plan would be $83,928 for Mr. Smith; $51,924 for Mr. Verdery; and $33,468 for Mr. Nichols.

                        OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth certain information at March 31, 1996 and for the fiscal year then ended with respect to stock options granted to and exercised by the individuals named in the Summary Compensation table above.


                                                      INDIVIDUAL GRANTS
                         NUMBER OF
                         SECURITIES         PERCENT OF TOTAL                                         POTENTIAL REALIZABLE VALUE
                         UNDERLYING           OPTIONS/SARS                                                   AT ASSUMED
                        OPTIONS/SARS           GRANTED TO          EXERCISE OR                          ANNUAL RATES OF STOCK
                       GRANTED(1,2,3,4)       EMPLOYEES IN          BASE PRICE        EXPIRATION       PRICE APPRECIATION FOR
     NAME                   (#)                FISCAL YEAR          ($/SHARE)(5)         DATE               OPTION TERM(5)
                                                                                                       5%($)            10%($)
F. Bradford Smith          None                    0                    N/A              N/A             $0              $0
Edward H. Verdery          25,000                 27.5%                $2-5/8          05/08/00        $18,125         $39,875
John C. Nichols            None                    N/A                  N/A              N/A             $0              $0
Thomas B. McCord            8,500                  9.3%                $2-5/8          05/08/00         $6,162         $13,558

(1) Options granted in fiscal 1996 have a five year term, subject to earlier termination in the event of termination of employment.

(2) Under the terms of the Stock Option Plan, the Compensation Committee retains discretion to modify the terms and conditions of options outstanding, which discretion extends to repricing of options.

(3) Options are exercisable commencing upon completion of one full year of employment following the grant date, with twenty-five percent of the shares becoming exercisable at that time, with shares vesting at the rate of twenty-five percent per year over the four years following the grant.

(4) The exercise price of the options held by the executive officers is the market value of the Company's stock on the day preceding the date of grant.

(5) The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share prices of $3.35 and $4.22 with respect to the options expiring on May 8, 2000. This presentation is determined based upon assumed rates of appreciation and is not intended to forecast possible future appreciation of the price or value of the Company's stock. The actual value, if any, an executive may realize will depend on the actual appreciation, if any, of the price of the Company's stock following option grant. To the extent not exercised on or before June 29, 1996, all of Mr. McCord's options expire.


                           OPTIONS EXERCISED IN 1996 AND 1996 YEAR-END OPTION VALUES
                                                                   NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                                        OPTIONS/SARS             IN-THE-MONEY OPTIONS/SARS
                                                                     AT 1996 YEAR-END(#)           AT 1996 YEAR-END(1)($)
                         SHARES ACQUIRED        VALUE(2)
    NAME                  ON EXERCISE(#)       REALIZED($)      EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
F. Bradford Smith             None                 0                None            None              0               0
Edward H. Verdery             None                 0               47,200         102,800             0               0
John C. Nichols               None                 0                None            None              0               0
Thomas B. McCord              None                 0               28,900          30,600             0               0

(1) None of the executive officers exercised options during the year ended March 31, 1996.

(2) Calculated on the basis of the full market value of the underlying securities at the exercise date or year-end, as the case may be, minus the exercise price. The closing price of the Common Stock at year-end was $2.00 per share. Options are "in-the-money" if the closing price of the Common Stock exceeds the exercise price of the options.

                               PERFORMANCE GRAPH

   The following graph reflects a comparison of the cumulative total shareholder return (change in stock price plus reinvested dividends) of an initial $100 investment from March 31, 1991 in each of the Company's Common Stock, the Standard & Poor's 500 Composite Stock Price Index (the "Broad Market"), and a peer group selected by the Company (the "Peer Group"). The Peer Group consists of Air and Water Technologies Corporation, Air-Cure Technologies, Inc., Wahlco Environmental Systems, Inc., and the Company. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's stock.

                       Environmental Elements Corporation
                      Cumulative Total Stockholder Return

                      [GRAPH HERE  --  PLOT POINTS BELOW]

     AS OF         3/91      3/92     3/93      3/94      3/95      3/96
EEC               100.0     122.8     39.6      18.4      18.4      11.3
Peer Group        100.0      87.8     53.7      38.3      22.8      23.8
Broad Market      100.0     107.6    120.4     118.8     133.4     172.0

The following report of the Compensation Committee of the Board of Directors, together with the Performance Graph on the preceding page, shall not be deemed to be incorporated by reference into any prior or subsequent filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   Compensation Principles for Executive Officers

   The Compensation Committee provides oversight of policies under which the Company's Chief Executive Officer and other executive officers are compensated.

   The philosophy of the Company is to have a total compensation structure which compares favorably to the average compensation provided by the Company's principal competition and which reflects the specific objectives of the Company. Variable rather than fixed compensation opportunities are emphasized, and performance achievements that contribute to growth in the value of shareholder stock will be rewarded by bonuses such as will bring total compensation to the highest levels paid by competition.

   In setting executive officer base salaries and target bonuses for 1996, the Committee considered the recommendations of management, compensation paid to professional peers within the Company's competitors, the Committee's own subjective evaluations of the executive officers, and information compiled by the Company regarding prevailing salaries for executives offered by such competition. Guided by this information, compensation ranges were established and individual executive compensation within these ranges was determined based upon the individual's responsibilities and performance.

   The Company's compensation program for executive officers is comprised of the following key compensation elements:

           1. Annual base salaries for executive officers are positioned conservatively compared to appropriate companies in the air pollution control industry, taking into account such factors as size and geographic location and, with respect to each officer, the individual officer's experience and performance. All employees, including executive officers, are part of the Company's comprehensive structured job rating system. The rate ranges for this system are reviewed and revised as appropriate using industry related salary surveys and independent consultants' advice. Rate adjustments are considered annually. Based upon operating results, annual base salaries for the year ended March 31, 1996 were not increased over fiscal 1995 levels, with the exception of a $5,850 increase in the annual salary rate paid to Mr. Verdery.

           2. Annual bonus incentives for each executive are targeted to produce incentive compensation more attractive than industry norms to reward achievement of the Company's annual profit plan. Individual award levels reflect the contribution of each executive toward the achievement of these goals. Reward of executives for past performance through such bonus program appropriately places a substantial component of executives' pay at risk based on Company performance as measured by its attainment, or non-attainment, of profit and other goals. Based on operating results, no bonus incentives were paid to executive officers for the year ended March 31, 1996.

           3. Periodically, the Compensation Committee grants stock options to executive officers and other key employees. Such awards are designed to encourage executives to have an equity ownership in the Company and to incentivize such recipients to attain mid-and longer term increases in shareholder value. Options to purchase 91,000 shares were granted in fiscal 1996 to a number of key employees, of which 8,500 shares were granted to Mr. McCord and 25,000 shares were granted to Mr. Verdery.

   Basis of Chief Executive Officer Compensation

   For the year ended March 31, 1996, Mr. Verdery, who served as Chief Operating Officer until his October 1, 1995 election to the office of Chief Executive Officer, received total cash compensation of $200,365. Mr. Smith served in such capacity through October 1995 at an annual salary of $243,000, and since that time has served as Chairman of the Board at an annual salary of $180,000. He received total cash compensation of $216,125 for services rendered in fiscal 1996. Mr. Verdery is a participant in the Company's stock option plan. As with all management and salaried employees, Mr. Smith's and Mr. Verdery's compensation were derived from the Company's job rating system, analysis of competitive practices, consultants' recommendations, their individual performance and the Company's performance.

                             Compensation Committee
           Fred Hittman (Chairman)                     Richard E. Hug
          Russell R. Jones                            Raymond A. Mason


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During 1996, Mr. Hug served on the Board's Compensation Committee and, for a portion of the year, acted as Chairman of the Board. The Company leases office space in its headquarters building to a corporation of which Mr. Hug is a director and shareholder. During the fiscal year ended March 31, 1996, lease payments payable to the Company under the agreement of lease were $101,112. Management believes that the lease is on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   See the transactions described under the caption "Employment and Non-Competition Agreements."

   See the transaction described under the caption "Compensation Committee Interlocks and Insider Participation" on this page and the restrictive stock agreement described under the caption "Security Ownership" on page 4.

                                     ITEM 2
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP (previously known as Arthur Andersen & Co.) has served as the Company's independent public accountants since the 1983 fiscal year. The Board of Directors has selected Arthur Andersen LLP to serve as the independent public accountants of the Company for the fiscal year ending March 31, 1997. This selection will be submitted for ratification at the Annual Meeting. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the absence of instruction to the contrary, the shares represented by properly executed proxies will be voted in favor of the selection of Arthur Andersen LLP to serve as independent public accountants.

                                 ANNUAL REPORT

   The Annual Report to Stockholders (including financial statements) for the fiscal year ended March 31, 1996, together with a copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission but exclusive of exhibits, is available to all stockholders without charge by written request to the Office of the Secretary. The Company additionally undertakes to provide stockholders with copies of exhibits, at stockholder's expense, upon written request.

                                 OTHER MATTERS

   Management is not aware of any matters to come before the meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter calling for stockholder action should properly come before the meeting or any adjournments thereof, those persons named as proxies in the enclosed proxy form will vote thereon according to their best judgment.

   Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who hold more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based upon review of the copies of such reports, all Section 16(a) filings required of its executive officers, directors and greater than ten percent shareholders for the fiscal years ended March 31, 1996 were made on a timely basis, with the exception that Mr. Jones filed one late report involving one transaction in fiscal 1996.

   The Company's By-Laws provide that, in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or to propose business for consideration at such meeting, notice must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. In order for a stockholder to propose director nominations or other business for consideration at the 1997 Annual Meeting, the stockholder must deliver notice to the Secretary between May 4, 1997 and June 3, 1997. All stockholder proposals intended to be presented at the 1997 Annual Meeting must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary.

   Under regulations of the Securities and Exchange Commission, stockholder proposals must be received in writing by the Company on or before February 21, 1997 in order to be considered for inclusion in the proxy material for the 1997 Annual Meeting.


                                             By Order of the Board of Directors,



                                             /s/ John C. Nichols
                                             John C. Nichols, Secretary


Baltimore, Maryland
June 21, 1996

                                 ENVIRONMENTAL
                                      ELEMENTS
                                   CORPORATION
 3700 Koppers Street (bullet) Baltimore, Maryland 21227 (bullet) (410) 368-7000